SAVERS VALUE VILLAGE, INC.
Historical Adjusted EBITDA
(Unaudited)
The following unaudited table presents a reconciliation of GAAP net (loss) income to adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA"), as recast effective fiscal 2025, for the periods presented:

	Thirteen Weeks Ended			Fifty-Two Weeks Ended
(dollars in thousands)	March 30, 2024	June 29, 2024	September 28, 2024	December 30, 2023
Net (loss) income	$(467)	$9,712	$21,681	$53,115
Interest expense, net	16,076	15,767	15,466	88,500
Income tax (benefit) expense	(4,492)	6,293	13,766	(6,036)
Depreciation and amortization	18,301	17,380	17,297	61,144
Loss on extinguishment of debt(1)	4,088	—	—	16,626
Stock-based compensation expense(2)	19,129	21,650	10,328	72,604
Lease intangible asset expense(3)	877	904	882	4,093
Executive transition costs(4)	—	610	79	—
Transaction costs(5)	2,257	350	14	3,103
Dividend-related bonus(6)	—	—	—	24,097
Loss (gain) on foreign currency, net	956	940	(2,443)	(6,660)
Other adjustments(7)	2	(713)	(1,506)	(3,260)
Adjusted EBITDA	$56,727	$72,893	$75,564	$307,326
Net (loss) income margin	(0.1)%	2.5%	5.5%	3.5%
Adjusted EBITDA margin	16.0%	18.9%	19.1%	20.5%
(1)Removes the effects of the loss on extinguishment of debt in relation to the repricing of outstanding borrowings under the Term Loan Facility on January 30, 2024, the partial redemption of our Senior Secured Notes on March 4, 2024 and July 3, 2023, and the partial repayment of outstanding borrowings under the Term Loan Facility on July 5, 2023 and February 6, 2023.
(2)Represents non-cash stock-based compensation expense related to stock options and restricted stock units granted to certain of our employees and directors.
(3)Represents lease expense associated with acquired lease intangibles. Prior to the adoption of Topic 842, this expense was included within depreciation and amortization.
(4)Represents severance costs associated with executive leadership changes and retention costs associated with the acquisition of 2 Peaches Group, LLC.
(5)Transaction costs are comprised of non-capitalizable expenses related to offering costs, debt transactions and acquisitions.
(6)Represents dividend-related bonus and related taxes paid in conjunction with the Company's February 2023 dividend.
(7)The thirteen weeks ended June 29, 2024 includes insurance proceeds of $0.7 million. The thirteen weeks ended September 28, 2024 includes a change in the fair value of acquisition-related contingent consideration of $1.5 million. The fifty-two weeks ended December 30, 2023 includes legal and insurance settlement proceeds of $4.7 million.

Historical Adjusted Net Income and Adjusted Net Income per Diluted Share
(Unaudited)
The following unaudited table presents a reconciliation of net (loss) income and net (loss) income per diluted share on a GAAP basis to Adjusted net income and Adjusted net income per diluted share, as recast effective fiscal 2025, for the periods presented:

	Thirteen Weeks Ended			Fifty-Two Weeks Ended
	March 30, 2024	June 29, 2024	September 28, 2024	December 30, 2023
(in thousands, except per share amounts)
Net (loss) income:
Net (loss) income	$(467)	$9,712	$21,681	$53,115
Loss on extinguishment of debt(1)(2)	4,088	—	—	16,626
IPO-related stock-based compensation expense(1)(3)	17,993	19,732	8,506	69,108
Transaction costs(1)(4)	2,257	350	14	3,103
Dividend-related bonus(1)(5)	—	—	—	24,097
Loss (gain) on foreign currency, net(1)	956	940	(2,443)	(6,660)
Executive transition costs(1)(6)	—	610	79	—
Other adjustments(1)(7)	2	(713)	(1,506)	(3,260)
Tax effect on adjustments(8)	(6,122)	(4,192)	3,575	(15,734)
Excess tax (benefit) shortfall from stock-based compensation	(3,028)	262	351	—
Non-recurring tax benefit(9)	—	—	—	(31,340)
Adjusted net income	$15,679	$26,701	$30,257	$109,055

Net (loss) income per share - diluted:
Net (loss) income per diluted share	$(0.00)	$0.06	$0.13	$0.34
Loss on extinguishment of debt(1)(2)	0.02	—	—	0.11
IPO-related stock-based compensation expense(1)(3)	0.11	0.12	0.05	0.44
Transaction costs(1)(4)	0.01	—	—	0.02
Dividend-related bonus(1)(5)	—	—	—	0.15
Loss (gain) on foreign currency, net(1)	0.01	0.01	(0.01)	(0.04)
Executive transition costs(1)(6)	—	—	—	—
Other adjustments(1)(7)	—	—	(0.01)	(0.02)
Tax effect on adjustments(8)	(0.04)	(0.02)	0.02	(0.10)
Excess tax (benefit) shortfall from stock-based compensation	(0.02)	—	—	—
Non-recurring tax benefit(9)	—	—	—	(0.20)
Adjusted net income per diluted share*	$0.09	$0.16	$0.18	$0.70
*May not foot due to rounding
(1)Presented pre-tax.
(2)Removes the effects of the loss on extinguishment of debt in relation to the repricing of outstanding borrowings under the Term Loan Facility on January 30, 2024, the partial redemption of our Senior Secured Notes on March 4, 2024 and July 3, 2023, and the partial repayment of outstanding borrowings under the Term Loan Facility on July 5, 2023 and February 6, 2023.
(3)Represents stock-based compensation expense for performance-based options triggered by the completion of our IPO and expense related to restricted stock units issued in connection with the Company’s IPO.

(4)Transaction costs are comprised of non-capitalizable expenses related to offering costs, debt transactions and acquisitions.
(5)Represents dividend-related bonuses and related taxes paid in conjunction with the Company’s February 2023 dividend.
(6)Represents severance costs associated with executive leadership changes and retention costs associated with the 2 Peaches acquisition.
(7)The thirteen weeks ended June 29, 2024 includes insurance proceeds of $0.7 million. The thirteen weeks ended September 28, 2024 includes a change in the fair value of acquisition-related contingent consideration of $1.5 million. The fifty-two weeks ended December 30, 2023 includes legal and insurance settlement proceeds of $4.7 million.
(8)Tax effect on adjustments is calculated utilizing the tax rate specifically applicable to the respective adjustments.
(9)Represents a one-time tax benefit associated with an internal legal entity restructuring.

Fiscal 2024 Outlook
The Company will report results for its fourth quarter of fiscal 2024 in late February 2025 using the previous definition of Adjusted EBITDA for the final time so as to be consistent with the definition of Adjusted EBITDA used in both the first three quarters of fiscal 2024 and with its previously issued outlook for the full year. Under the previous definition of Adjusted EBITDA, the Company’s outlook remains unchanged at approximately $290 million to $300 million for the fifty-two weeks ended December 28, 2024 (“fiscal 2024”).
For comparative purposes only, using the updated definition of Adjusted EBITDA effective fiscal 2025 as defined below, the Company expects Adjusted EBITDA of approximately $267 million to $277 million for fiscal 2024.
Non-GAAP Financial Measures
The Company reports its financial results in accordance with GAAP. Non-GAAP financial measures used by the Company include Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin. The Company has included these non-GAAP financial measures in this exhibit as they are key measures used by its management and its board of directors to evaluate its operating performance and the effectiveness of its business strategies, make budgeting decisions, and evaluate compensation decisions. Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin are not calculated or presented in accordance with GAAP and have limitations as analytical tools. You should not consider them in isolation, as a substitute for, or superior to, analysis of the Company’s results as reported under GAAP. There are limitations to using non-GAAP financial measures, including those amounts presented in accordance with the Company’s definitions of Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin, as they may not be comparable to similar measures disclosed by the Company's competitors, because not all companies and analysts calculate Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin in the same manner. Because of these limitations, you should consider Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin alongside other financial performance measures, including, as applicable, net (loss) income and the Company’s other GAAP results. The Company presents Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin because it considers these meaningful measures to share with investors because they best allow comparison of the performance of one period with that of another period. In addition, by presenting Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin, the Company provides investors with management’s perspective of the Company’s operating performance.

Effective for fiscal 2025, the Company defines Adjusted EBITDA as net (loss) income excluding the impact of interest expense, net, income tax (benefit) expense, depreciation and amortization, loss on extinguishment of debt, stock-based compensation expense, lease intangible asset expense, executive transition costs, transaction costs, dividend-related bonus, loss (gain) on foreign currency, net and certain other adjustments. The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by net sales, expressed as a percentage.
Adjusted net income is defined as net (loss) income excluding the impact of loss on extinguishment of debt, IPO-related stock-based compensation expense, transaction costs, dividend-related bonus, loss (gain) on foreign currency, net, executive transition costs, certain other adjustments, the tax effect on the above adjustments, the excess tax (benefit) shortfall from stock-based compensation and the non-recurring tax benefit. Effective for fiscal 2025, tax effect on adjustments is calculated utilizing the tax rate specifically applicable to the respective adjustments. The Company defines Adjusted net income per diluted share as Adjusted net income divided by diluted weighted average common shares outstanding.